Solo Brands Announces Leadership Transition

Appoints John Larson as Interim Chief Executive Officer

GRAPEVINE, Texas – February 18, 2025 – Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced that John Larson, a member of the Solo Brands Board of Directors, has been appointed Interim President and Chief Executive Officer (CEO) of the Company, effective immediately. Mr. Larson succeeds Chris Metz who informed the Board of his decision to step down as President, CEO and a member of the Board. Mr. Metz is committed to supporting a smooth and orderly transition and will remain with the Company in a non-executive capacity through March 7, 2025.

“John has the strategic expertise and necessary leadership skills to serve as Interim CEO at Solo Brands,” said Matt Hamilton, Chairman of the Board. “We are confident that his background and experience leading enthusiast brands will ensure a smooth transition while the search process for a permanent CEO is underway.”

“I am honored to be named Interim CEO and to continue working closely with the Board and management team to drive Solo Brands forward during this time,” said Mr. Larson. “We are committed to continue building the next generation of digitally-connected commerce and remain laser focused on executing the strategic plans laid out and leading with product innovation.”

Mr. Hamilton continued, “On behalf of the Board, I would like to thank Chris for his leadership over the past year. We wish him all the best as he moves on to his next opportunity.”

“I would like to thank the Board for the opportunity to lead this great organization,” said Mr. Metz. “I also want to thank my teammates for their trust and support during my tenure. Their dedication to our brands, products and customers are what makes this company so special.”

The Solo Brands Board will conduct a process to identify a permanent CEO. Mr. Metz’s departure is not a result of any disagreement with the Company or the Board, or any matter relating to the Company’s operations, policies, or practices.

About John Larson

Mr. Larson joined the Solo Brands Board in December 2024. He most recently served as Chief Executive Officer of Bestop, Inc., a leading manufacturer of soft tops and accessories for Jeep vehicles, since 2015. He previously served as Chief Executive Officer of Escort Inc., an automobile electronics manufacturer from 2008 to 2014 and as its President and Chief Operating Officer from 2007 to 2008. Prior to that, he worked in a number of senior management positions at General Motors Company, a leading car manufacturer, from 1986 to 2007. He has served on a number of public and private company boards, including as Chairman of IAA, Inc. from 2019 until 2023; the Lead Independent Director of KAR Auction Services, Inc., a provider of vehicle auction services, from 2015 to 2019, and a director for SCA Performance, Inc. a leading manufacturer of high-end custom trucks for Ford, GM and Dodge, from 2018 to 2020. Mr. Larson received a B.S. in Finance from Northern Illinois University and an M.S. in Management from Purdue University.

About Solo Brands

Solo Brands, headquartered in Grapevine, TX, is a leading portfolio of lifestyle brands that are redefining the outdoor and apparel industries. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through its lifestyle brands – Solo Stove, Chubbies, ISLE and Oru. For more information, visit www.solobrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our chief executive officer transition; the execution of our strategic plans; and our financial position, seasonal trends, momentum from retail partners, impacts of previously announced restructuring efforts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: reactions from our employees, vendors, customers, lenders and investors to the chief executive officer transition announced hereby; the impact of the chief executive officer transition on our common stock; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 on Form 10-K/A, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts
Company Contact:
Solo Brands, Inc.
Mark Anderson
Sr. Director, Treasury & Investor Relations
investors@solobrands.com

Investor Relations Contact:
Three Part Advisors, LLC
Sandy Martin or Steven Hooser
214-616-2207